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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported)  SEPTEMBER 19, 2002
                                                   (SEPTEMBER 19, 2002)
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                        SANDERS MORRIS HARRIS GROUP INC.
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             (Exact name of registrant as specified in its charter)


                                      TEXAS
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                 (State or other jurisdiction of incorporation)


              0-30066                                 76-0583569
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      (Commission File Number)              (IRS Employer Identification No.)



             600 TRAVIS, SUITE 3000, HOUSTON, TEXAS 77002
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           (Address of principal executive offices)  (Zip Code)



   Registrant's telephone number, including area code          (713) 993-4610
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          (Former name or former address, if changed since last report)


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ITEM 5.   OTHER EVENTS.

      Sanders Morris Harris Group Inc. (the "Company") hereby files this Form 8-K for the purpose of updating the description of its capital stock, for which this Form 8-K will be incorporated by reference into any of the Company's existing registration statements on Form S-8 or S-3 and any of such registration statements (or applicable successor forms) to be filed by the Company in the future, until such capital stock description is subsequently amended or modified and included in a document filed by the Company with the Commission pursuant to
Section 13 of the Securities Exchange Act of 1934, as amended.

                                 DESCRIPTION OF
                       SANDERS MORRIS HARRIS GROUP INC.'S
                                  CAPITAL STOCK

      The Company's charter authorizes the Company to issue 110,000,000 shares of stock, consisting of 100,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.10 per share. The following summary description of the Company's capital stock is not complete and does not give effect to applicable statutory or common law. The summary is also subject to applicable provisions of the Company's charter.

COMMON STOCK

      The Company's common shareholders are entitled to one vote per common share in the election of directors and on all other matters on which shareholders are entitled or permitted to vote. Holders of the Company's common shares do not have cumulative voting rights. Therefore, subject to any voting rights that may be later granted to holders of the Company's preferred stock, under the Company's bylaws, holders of a plurality of the common shares present in person or represented by proxy at the meeting and entitled to vote can elect all of the Company's directors. Subject to the rights of any outstanding series of the Company's preferred stock, the common shareholders are entitled to dividends when and if declared by the Company's board of directors out of funds legally available for that purpose. The Company's common stock is not subject to any calls or assessments. Upon liquidation or dissolution, common shareholders are entitled to share ratably in all net assets distributable to shareholders after payment of any liquidation preferences to holders of the Company's preferred stock. Holders of the Company's common stock have no redemption, conversion or preemptive rights.

PREFERRED STOCK

      The Company can issue shares of its preferred stock without shareholder approval. The Company's board can issue up to 10,000,000 shares of preferred stock in one or more series and can determine, for any series of preferred stock, the terms and rights of the series, including:

      o  the number of shares, designation and stated value of the series,

      o the rate and times at which dividends will be payable on shares of the series, and the status of dividends as cumulative or non-cumulative and as participating or non-participating,


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      o  the voting rights, if any, for shares of the series,

      o any prices, times and terms at or on which shares of the series may be redeemed,

      o any rights and preferences of shares of the series upon any liquidation, dissolution or winding up of the Company's affairs or any distribution of the Company's assets,

      o any rights to convert shares of the series into, or exchange shares of the series for, shares of any other class of the Company's stock,

      o  the terms of any retirement or sinking fund for shares of the series,

      o any limitations on the payment of dividends or making of distributions on, or the acquisition of, the Company's common stock or any other junior class of stock,

      o any conditions or restrictions on the Company's indebtedness or issuances of any additional stock, and

      o any other powers, preferences and relative, participating, optional and other special rights, and their limitations.

      The Company has no current plans to issue any shares of its preferred stock. Any issuance of the Company's preferred stock may adversely affect the voting powers or rights of the holders of the Company's common stock.

ANTI-TAKEOVER PROVISIONS

      The Company's charter and bylaws contain provisions that could impede the Company being acquired by a tender or exchange offer, a proxy contest or otherwise. This summary of these provisions is subject to the pertinent sections of the Company's charter and bylaws and the Texas Business Corporation Act.

      PREFERRED STOCK. Although the Company's board does not now intend to do so, it could issue a series of its preferred stock that could, depending on its terms, impede the completion of a merger, tender offer or other takeover attempt. Any board decision to issue such stock will be based on the board's judgment as to the best interests of the Company and its shareholders. The Company's board could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer could otherwise change the composition of the board of directors, including a tender or exchange offer or other transaction that some, or a majority, of the Company's shareholders might believe to be in their best interests, or in which shareholders might receive a premium for their stock over its then-market price.

      REMOVAL OF DIRECTORS. The Company's charter provides that directors may be removed only for cause, and then only by the affirmative vote of holders of at least two-thirds of all outstanding voting stock.


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      SHAREHOLDER MEETINGS. The Company's charter provides that the Company's shareholders can act at an annual or special meeting. The charter is silent as to shareholder action by written consent in lieu of a meeting. Therefore, under Texas law, shareholder action by unanimous consent is permitted. The Company's charter and bylaws provide that special meetings of shareholders can be called only by a majority of the board of directors, the chairman of the board or the president. The business which can be conducted at any special meeting of shareholders is limited to the business brought before the meeting as set forth in the notice of the meeting. These provisions would prevent non-director shareholders from taking action by written consent or otherwise without proper notice to the board.

      The Company's bylaws require advance notice to the Company of any business to be brought by a shareholder before an annual meeting of shareholders and establish procedures to be followed by shareholders in nominating persons for election to the Company's board. Generally, these provisions require written notice to the secretary of the Company by a shareholder:

      o if the shareholder proposes to bring any business before an annual meeting, and

      o if the shareholder wants to nominate any person for election to the Company's board of directors,

in each case not less than 60 nor more than 180 days before the anniversary date of the immediately preceding annual meeting of shareholders (with certain exceptions if the date of the annual meeting is different by more than specified periods from the anniversary date). The shareholder's notice must set forth specific information regarding the shareholder and his business and director nominee, as described in the Company's bylaws.

      ANTI-TAKEOVER LEGISLATION. As a Texas corporation, the Company is subject to Article 13 of the Texas Business Corporation Act. In general, Article 13 prevents an "affiliated shareholder" (defined generally as a person owning 20% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as the act defines that term) with a Texas corporation for three years following the date the person became an affiliated shareholder unless:

      o before the person became an affiliated shareholder, the board of directors of the corporation approved the transaction in which the affiliated shareholder became interested or approved the business combination; or

      o following the transaction in which the person became an affiliated shareholder, the business combination was approved by the board of directors of the corporation and authorized by the affirmative vote of the holders of 66 2/3% of the outstanding voting stock of the corporation not owned by the affiliated shareholder at a meeting of shareholders duly called not less than six months after the transaction in which the affiliated shareholder became affiliated.


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      Article 13's restrictions also do not apply to business combinations with an affiliated shareholder who became affiliated through a transfer of shares by will or intestate succession and was continuously affiliated until the business combination announcement date or business combinations involving a domestic wholly owned subsidiary not affiliated with the affiliated shareholder other than through his interest in the parent corporation.

TRANSFER AGENT AND REGISTRAR

      The transfer agent and registrar for the Company's common stock is Computershare Investor Services, Cleveland, Ohio.

DIVIDEND POLICY

      On March 14, 2002, the Company adopted a dividend policy under which the Company's board of directors intends to declare quarterly cash dividends on the common stock, in the amount of $0.025 per share, commencing in the first quarter of 2002.

      Consistent with this policy, on March 14, 2002, June 7, 2002 and August 28, 2002, the Company's board of directors declared a cash dividend for each of the first, second and third quarters of 2002, in the amount of $0.025 per share of common stock. The cash dividends for the first and second quarters were paid on April 8, 2002 and June 25, 2002, respectively. The third quarter dividends will be paid on October 10, 2002 to holders of record of the issued and outstanding common stock as of the close of business on September 26, 2002.

      Any future dividends will be at the discretion of the Company's board of directors after taking into account various factors, including general economic and business conditions, its strategic plans, its financial results and condition, its expansion plans, any contractual, legal and regulatory restrictions on the payment of dividends, and such other factors the board of directors considers relevant.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

      a.    FINANCIAL STATEMENTS OF BUSINESS ACQUIRED
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            Not Applicable.

      b.    PRO FORMA FINANCIAL INFORMATION
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            Not Applicable.

      c.    EXHIBITS
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            Not Applicable.




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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SANDERS MORRIS HARRIS GROUP INC.



                                    By:   /s/ BEN T. MORRIS
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                                          Ben T. Morris,
                                          CHIEF EXECUTIVE OFFICER


Date:  September 19, 2002




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